Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	Laura S. Choi Investor Relations Phone: 609-430-2880, x2216	Jean Mantuano Corporate Communications (media) Phone: 609-430-2880, x2221

Medarex Announces Board and Management Changes and
Results of Previously Announced Internal Investigation

Princeton, N.J., November 6, 2006 — Medarex, Inc. (Nasdaq: MEDX) (“Medarex” or the “Company”) today announced that Irwin Lerner, Chairman of the Medarex Board of Directors since 1997 and former Chairman of the Board and Chief Executive Officer of Hoffmann-La Roche Inc., has been named Medarex’s Interim President and Chief Executive Officer. Mr. Lerner will also continue to serve as Chairman of the Board. The Board is initiating a search for a permanent CEO.

Mr. Lerner succeeds Donald L. Drakeman, who has resigned from the Board and has stepped down from his position as President and Chief Executive Officer, both effective immediately. Under the terms of his employment contract, Dr. Drakeman will remain an employee of Medarex until January 4, 2007. Dr. Drakeman has agreed to remain a consultant to the Company until March 25, 2007, to assist in an orderly transition of the Company’s leadership.

Mr. Lerner was unanimously elected by the Board to serve as Medarex’s Interim President and Chief Executive Officer. Previously, he served as Chairman of the Board of Directors and of the Executive Committee of Hoffmann-La Roche Inc., a pharmaceutical and healthcare company, from January 1993 until his retirement in September 1993, and also served as President and Chief Executive Officer of Hoffman-La Roche from 1980 through December 1992, a period during which Hoffman-La Roche tripled in size and profitability. Mr. Lerner was an innovator in the development of the industry’s first and most productive co-promotion project and initiated and led the industry’s effort in connection with the Prescription Drug User Fee Act. Mr. Lerner served for twelve years on the Board of the Pharmaceutical Manufacturers’ Association, where he chaired the Association’s FDA Issues Committee. Mr. Lerner received a B.S. and an M.B.A. from Rutgers University. He is currently a Distinguished Executive-in-Residence at Rutgers University Business School.

Michael A. Appelbaum, a Director of the Company since 1991 and, from 1991 to 2000, the Company’s Chief Financial Officer, has also resigned as Director, effective immediately.

Results of the Internal Investigation

As previously announced, the Board initiated an investigation in June 2006 into the Company’s historical stock option grant practices by a Special Investigation Committee of the Board.

The scope of the Special Investigation Committee’s work included reviews of (1) the practices, policies and procedures relating to the Company’s stock option grants, (2) the proper dates of all stock option grants made by the Company to directors, executive officers, employees and non-employees since January 1, 1996, (3) the proper dates of all grants of restricted stock and stock bonuses, and (4) exercises of stock options by directors and executive officers. At the direction of the Special Investigation Committee, Covington & Burling LLP, with the assistance of forensic accounting consultants, reviewed more than 3.5 million pages of documents and conducted more than fifty witness interviews. The Special Investigation Committee is continuing to evaluate civil claims, including pending derivative litigation, arising out of the Company’s stock option grant practices and expects to conclude its review shortly.

Based on its investigation, the Special Investigation Committee found that prior to the 2002 effective date of the Sarbanes-Oxley legislation, the Company had a practice, in many instances, of dating its stock option grants and restricted stock grants as of dates on which the stock price was relatively low, without disclosing the selection in its public filings and without taking a compensation charge. The Special Investigation Committee has not, however, found evidence demonstrating fraud or willful misconduct on the part of the Company or its current or former management.

The Company’s Board of Directors has determined based on the recommendations of the Special Investigation Committee that members of the Board of Directors who received misdated grants (i.e., all current directors who were appointed before 2001), and specified senior officers who were involved in the process of granting options, must repay to the Company any gains they realized from such grants, if exercised, and reprice their outstanding stock options to reflect an exercise price prescribed by the Company’s stock option plans. All such directors and senior officers have agreed to do so.

As announced on August 18, 2006, the Company is in the process of restating its annual and interim financial statements for the periods from 2000 through 2005 and for the quarter ended March 31, 2006. This work is ongoing.

As previously disclosed, in addition to the Company’s internal investigation, the Securities and Exchange Commission (SEC) is continuing the informal inquiry it began in May 2006 and the Company received a grand jury subpoena from the United States Attorney’s Office for the District of New Jersey. The Company continues to cooperate with both of these investigations, and the findings of the Special Investigation Committee are being shared with appropriate regulatory and enforcement authorities.

Mr. Lerner expressed his appreciation for the significant contributions to the Company made by Dr. Drakeman and Mr. Appelbaum.

“Both Don Drakeman and Mike Appelbaum greatly advanced the Company’s mission of doing vital research aimed at developing human antibody-based therapeutics to treat life-threatening and debilitating diseases and have helped position the Company for continued success,” Mr. Lerner said.

“But given the issues that have been raised in recent months, the Company, Dr. Drakeman and Mr. Appelbaum have agreed that the best way for Medarex to put those issues behind it and to remain sharply focused on its vital mission is for Dr. Drakeman and Mr. Appelbaum to step down from the Board, and for Dr. Drakeman to step down as President and CEO.

“Medarex has a great management and research team, a great pipeline of therapeutic projects and, I believe, tremendous potential. Now, as always, the Board’s and management’s top priority is to do what will best enable Medarex to fulfill its mission and achieve that potential,” Mr. Lerner concluded.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Thirty-three of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with six of the most advanced product candidates currently in Phase III clinical trials. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

Medarex Statement on Cautionary Factors

Matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. These forward-looking statements include statements regarding potential consequences surrounding the findings of our investigation, the SEC’s continuing inquiry into our stock option practices, the Company’s receipt of a grand jury subpoena from the United States Attorney’s Office for the District of New Jersey, and the positioning of the Company for success. Investors are cautioned that all forward-looking statements in this release also involve additional risks and uncertainties associated with Medarex’s business. These risks and uncertainties are detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and subsequent Quarterly Reports on Form 10-Q. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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